Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors,
IAS Energy, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IAS Energy, Inc., of our report dated August 11, 2008, on the consolidated balance sheet of IAS Energy Inc. as of April 30, 2008 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended April 30, 2008, included in the Company’s annual report on Form 10-K for the year ended April 30, 2009.

“Smythe Ratcliffe LLP” (Signed)

Chartered Accountants
Vancouver, Canada

September 11, 2009